Exhibit (o)(i) under Form N-1A
                                    Exhibit 24  under Itemn 601/ Reg. S-K

                            POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of Cash Trust Series and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



SIGNATURES                          TITLE                                 DATE
----------                          -----                                 ----





/s/ John F. Donahue                 Chairman and Trustee     November 15, 2001
---------------------------------
John F. Donahue                       (Chief Executive Officer)



/s/ Richard B. Fisher               President                November 15, 2001
------------------------------
Richard B. Fisher



/s/ J. Christopher Donahue          Executive Vice President November 15, 2001
---------------------------------
J. Christopher Donahue              and Trustee





/s/ Richard J. Thomas               Treasurer                November 15, 2001
---------------------------------
Richard J. Thomas                      (Principal Financial and
                                       Accounting Officer)





/s/ Thomas G. Bigley                Trustee                  November 15, 2001
---------------------------------
Thomas G. Bigley





SIGNATURES                          TITLE                                 DATE
----------                          -----                                 ----


/s/ John T. Conroy, Jr.             Trustee                  November 15, 2001
---------------------------------
John T. Conroy, Jr.



/s/ Lawrence D. Ellis, M.D.         Trustee                  November 15, 2001
---------------------------------
Lawrence D. Ellis, M.D.





/s/ Peter E. Madden                 Trustee                  November 15, 2001
---------------------------------
Peter E. Madden




/s/ John E. Murray, Jr.             Trustee                  November 15, 2001
---------------------------------
John E. Murray, Jr.





/s/ Marjorie P. Smuts               Trustee                  November 15, 2001
---------------------------------
Marjorie P. Smuts





Sworn to and subscribed before me this 15th day of November, 2001
                                      ------      ---------




/s/ Nancy H. Beatty
---------------------------------
Nancy H. Beatty

Notarial Seal
Nancy H. Beatty, Notary Public
Pittsburgh, Allegheny County
My Commission Expires Dec. 7, 2004
Member, Pennsylvania Association of Notaries